UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ThermoGenesis Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ThermoGenesis Corp.
2711 Citrus Road
Rancho Cordova, CA 95742
Telephone (916) 858-5100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 9, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ThermoGenesis Corp. (the “Company”), a Delaware corporation, will be held at the Sacramento Marriott, Rancho Cordova, located at 11211 Point East Dr., Rancho Cordova, California 95742, on Friday, December 9, 2011, at 9:00 a.m. (PST) for the following purposes:

1.	To elect five (5) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;
2.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year; and
3.	To transact such other business as may properly come before the meeting, including adjournment.

These items are described more fully in the proxy statement to this notice.  Please give your careful attention to all of the information in the proxy statement.

The Board of Directors of the Company has fixed the close of business on October 18, 2011, as the record date for determining those stockholders who will be entitled to vote at the meeting or any postponement or adjournment thereof. Stockholders are invited to attend the meeting in person.

By Order of the Board of Directors

/s/ David C. Adams
Mr. David C. Adams
Corporate Secretary

October 18, 2011
Rancho Cordova, California

YOUR VOTE IS IMPORTANT
EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE REQUEST THAT YOU VOTE BY SUBMITTING YOUR PROXY AS EARLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON PAGE 5 TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING IF FOR ANY REASON YOU ARE UNABLE TO ATTEND.  IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND PROCEDURAL MATTERS

Q:            Why am I receiving these materials?
A:            The board of directors of ThermoGenesis is making this proxy statement available to you on the Internet or delivering a paper copy of this proxy statement to you by mail in connection with the solicitation of proxies for use at ThermoGenesis’ 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, December 9, 2011 at 9:00 a.m., Pacific Time, and any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at Sacramento Marriott, located at 11211 Point East Dr., Rancho Cordova, CA 95742, for the purpose of considering and acting on the matters set forth in this proxy statement.

These proxy materials and the accompanying annual report were first made available or mailed on October 28, 2011 to all ThermoGenesis stockholders entitled to vote at the Annual Meeting. ThermoGenesis’ website is www.thermogenesis.com.

Q:            What proposals will be voted on at the Annual Meeting?
A:            ThermoGenesis stockholders are being asked to vote on three matters at the Annual Meeting:
1.	To elect five (5) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;
2.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year;
3.	To transact such other business as may properly come before the meeting, including adjournment.

Q:            What are the recommendations of the board of directors?
A:            ThermoGenesis’ board of directors recommends a vote:
•	“FOR” the election of each of the nominated directors;
•	“FOR” the ratification of Ernst & Young, LLP as ThermoGenesis’ independent registered public accounting firm for the fiscal year ending June 30, 2012; and
•	“FOR” such other matters, if any, which may properly come before the meeting (including any proposal to adjourn the meeting).

Q:            Who is entitled to vote at the Annual Meeting?
A:            ThermoGenesis’ board of directors set October 18, 2011 as the record date for the Annual Meeting. If you owned ThermoGenesis common stock at the close of business on October 18, 2011, you may attend and vote at the meeting. As of October 18, 2011, there were 16,371,366 shares of ThermoGenesis common stock outstanding.

Q:            What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:            If your shares are registered directly in your name with ThermoGenesis’ transfer agent, Computershare Investor Services LLC, you are considered the “stockholder of record” with respect to those shares, and the notice or these proxy materials have been sent directly to you by ThermoGenesis.

Some ThermoGenesis stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of those shares held in street name, and the notice or these proxy materials have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

Q:            How many votes do I have?
A:            You are entitled to one vote for each share of ThermoGenesis common stock you owned at the close of business on the record date, provided that those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:            What should I do if I receive more than one notice or set of voting materials?
A:            You may receive more than one notice or set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one notice or proxy card. Please vote by telephone or the Internet with respect to each notice that you receive, or complete, sign, date and return each proxy card and voting instruction card that you receive, to ensure that all of your shares are voted at the Annual Meeting.

Q:            How can I vote my shares in person at the Annual Meeting?
A:            If you are the stockholder of record of shares of ThermoGenesis common stock, you have the right to vote in person at the Annual Meeting with respect to those shares.

If you are the beneficial owner of shares of ThermoGenesis common stock, you are invited to attend the Annual Meeting. However, if you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a legal proxy from your broker, bank or nominee giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described in the next Q&A so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:            How can I vote my shares without attending the Annual Meeting?
A:            If you are the stockholder of record, you may instruct the proxy holders how to vote your shares by using the Internet voting site or the toll-free telephone number provided on the website to which the notice directs you or, if you have requested paper copies of the proxy materials, by completing, signing, dating and returning a requested proxy card in the provided, postage pre-paid envelope or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the website and proxy card (and repeated in the box below). The Internet and telephone voting systems for stockholders of record will be available until 1:00 a.m., Central Time, on December 9, 2011 (the morning of the Annual Meeting).

If you are the beneficial owner of shares of ThermoGenesis common stock held in street name, you have the right to direct your broker, bank or nominee on how to vote your shares. Your broker, bank or nominee has provided a notice that directs you to a website with Internet and toll-free telephone voting instructions (repeated in the box below) or, if you have requested paper copies of the proxy materials, enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

VOTE BY INTERNET

Shares Held of Record:
www.envisionreports.com/KOOL

Shares Held Through Broker, Bank or Nominee:
www.proxyvote.com

24 hours a day/7 days a week
Through 1:00 am Central Time, December 9, 2011

INSTRUCTIONS:

1       Read this Proxy Statement.
2       Go to the applicable website listed above.
3       Have your notice of internet availability of proxy materials, proxy card or voting instruction card in hand (including the control number specified on that notice or card) and follow the instructions.

VOTE BY TELEPHONE

Shares Held of Record:
1-800-652-VOTE (8683)

Shares Held Through Broker, Bank or Nominee:
1-800-454-8683

Toll-free 24 hours a day/7 days a week
Through 1:00 am Central Time, December 9, 2011

INSTRUCTIONS:

1.      Read this Proxy Statement.
2.      Call the applicable toll-free number above.
3.      Have your notice of internet availability of proxy materials, proxy card or voting instruction card in hand (including the control number specified on that notice or card) and follow the instructions.

Q:            If I submit my proxy via the Internet, by telephone or by signing a proxy card or voting instruction card, how will it be voted?
A:            Whichever method you select to transmit your instructions, the proxy holders or your broker, bank or nominee will vote your shares in accordance with those instructions.

If you grant a proxy or provide instructions using the Internet or telephone voting systems or return a proxy card or voting instruction card without giving specific voting instructions for a proposal, your shares will be voted as recommended by our board of directors on that proposal.

If you are the beneficial owner of shares held in street name and do not provide instructions using the Internet or telephone voting systems or return the voting instruction card, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firm, but do not have discretion to vote on non-routine matters such as the uncontested election of directors.  For this meeting, if you do not provide specific instructions, your broker, bank or other nominee may cast your vote in its discretion for Proposal 2, the ratification of the selection of the independent registered public accounting firm.

Q:            Can I change or revoke my vote after I return a proxy card or voting instruction card?
A:            If you are the stockholder of record, you may revoke your proxy or change your vote by:
•
delivering to the Corporate Secretary of ThermoGenesis, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares (such written notice should be hand delivered to ThermoGenesis’ Assistant Corporate Secretary or should be sent so as to be delivered to ThermoGenesis Corp., 2711 Citrus Rd., Rancho Cordova, CA 95742, Attn: Corporate Secretary);

•	attending the Annual Meeting and voting in person; or
•	making a timely and valid later Internet or telephone vote, as the case may be, if you have previously voted on the Internet or by telephone in connection with the Annual Meeting.

If you are the beneficial owner of shares held in street name, you may change your vote by:
•	submitting new voting instructions to your broker, bank or other nominee in a timely manner; or
•	attending the Annual Meeting and voting in person, if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Q:            Can I attend the Annual Meeting?
A:            All ThermoGenesis stockholders as of the record date, October 18, 2011, or their duly appointed proxies, may attend the Annual Meeting. If you are the beneficial owner of ThermoGenesis shares held in street name, please bring proof of ownership such as a brokerage statement or letter from the broker, bank or other nominee that is the owner of record of the shares.

Q:            How many votes must be present or represented to conduct business at the Annual Meeting?
A:            The presence of a majority of the shares eligible to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Presence is determined by the stockholder entitled to vote the shares being present at the Annual Meeting or having properly submitted a proxy with respect to the shares. In compliance with Delaware General Corporate Law, abstentions and broker “non-votes” will be counted as present and entitled to vote at the Annual Meeting and are thereby included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

If sufficient votes to constitute a quorum are not received by the date of the Annual Meeting, the persons named as proxies in this proxy statement may propose one or more adjournments of the meeting to permit further solicitation of proxies.  Adjournment would require the affirmative vote of the holders of a majority of the outstanding shares of ThermoGenesis common stock present in person or represented by proxy at the Annual Meeting.  The persons named as proxies in this proxy statement would generally exercise their authority to vote in favor of adjournment.

Q:            What is the voting requirement to approve each of the proposals?
A:            A plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting is required for the election of directors.  Thus, the nominees for director receiving the highest number of affirmative votes will be elected as members of ThermoGenesis’ board of directors to serve until ThermoGenesis’ 2012 Annual Meeting of Stockholders.  There is no cumulative voting in the election of directors.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy is required to ratify the appointment of Ernst & Young LLP as ThermoGenesis’ independent registered public accounting firm for the fiscal year ending June 30, 2012.

Q:            How are votes counted?
A:            With respect to the election of directors, you may vote “FOR” or “WITHHOLD” on each of the five nominees.

With respect to other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN” on each proposal. Abstentions are deemed to be votes cast and thereby have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast and thereby do not affect the outcome of the voting on the proposal.

Q:            What happens if one or more of the director nominees is unable to stand for election?
A:            The board of directors may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy via the Internet or by telephone or completed and returned your proxy card or voting instruction card, J. Melville Engle and Matthew Plavan as proxy holders, will have the discretion to vote your shares for the substitute nominee.

Q:            Where can I find the voting results of the Annual Meeting?
A:            Matthew Plavan, ThermoGenesis’ CFO and EVP, Business Development, will tabulate the votes and act as the inspector of election. We intend to announce preliminary voting results at the Annual Meeting. We will provide final results on a Form 8-K within four days of the Annual Meeting.

Q:            Who pays for the proxy solicitation process?
A:            ThermoGenesis will bear the cost of soliciting proxies, including the cost of preparing, posting and mailing proxy materials. In addition to soliciting stockholders by mail and through its regular employees, ThermoGenesis will request brokers, banks and other nominees to solicit their customers who hold shares of ThermoGenesis common stock in street name. ThermoGenesis may reimburse such brokers, banks and nominees for their reasonable, out-of-pocket expenses. ThermoGenesis may also use the services of its officers, directors and employees to solicit proxies, personally or by telephone, mail, facsimile or email, without additional compensation other than reimbursement for reasonable, out-of-pocket expenses.

Q:            How do I get an additional copy of the proxy materials?
A:            If you would like an additional copy of this proxy statement or ThermoGenesis’ 2011 Form 10-K, these documents are available in digital form for download or review by clicking on the “Investors” tab at www.thermogenesis.com. Alternatively, we will promptly send a copy to you upon request by mail to ThermoGenesis Corp., Attention: Assistant Corporate Secretary, 2711 Citrus Rd., Rancho Cordova, CA., or by calling Investor Relations of ThermoGenesis at (916) 858-5107. Please note, however, that if you want to receive a paper proxy card or voting instruction card or other proxy materials for purposes of the Annual Meeting, you should follow the instructions for obtaining paper copies included in the notice of internet availability of proxy materials.

Q:            How do I get proxy materials electronically?
A:            We encourage you to register to receive all future stockholder communications electronically, instead of in print. This means that the annual report, proxy statement and other correspondence will be delivered to you via email. Electronic delivery of stockholder communications helps ThermoGenesis to conserve natural resources and to save money by reducing printing, postage and service provider costs.

Stockholders of Record: If you vote your shares using the Internet at www.envisionreports.com/KOOL, please follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners: If you vote your shares using the Internet at www.proxyvote.com, please complete the consent form that appears on-screen at the end of the Internet voting procedure to register to receive stockholder communications electronically. Stockholders holding through a bank, broker or other nominee may also refer to information provided by the bank, broker or nominee for instructions regarding how to enroll in electronic delivery.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THERMOGENESIS

The Company has only one class of stock outstanding, its common stock. The following table sets forth certain information as of September 30, 2011 with respect to the beneficial ownership of our common stock for (i) each director, (ii) each Named Executive Officer (NEO), (iii) all of our directors and officers as a group, and (iv) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our Common Stock. As of September 30, 2011 there were 16,371,366 shares of Common Stock outstanding.

Unless otherwise indicated, the address for each listed stockholder is: ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742. To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
J. Melville (Mel) Engle	217,293	(2)	1.3%

David Carter	10,417	(3)	*	%

Hubert E. Huckel, M.D.	83,833	(4)	*	%

Patrick McEnany	52,123	(5)	*	%

Craig Moore	10,417	(3)	*	%

Matthew T. Plavan	115,420	(6)	*	%

Jorge Artiles	26,143	(7)	*	%

Harold (Hal) Baker	26,043	(8)	*	%

Ken Pappa	45,116	(9)	*	%

Officers & Directors as a Group (11 persons)	586,805		3.5%
*      Less than 1%.
(1)
“Beneficial Ownership” is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of the security within 60 days, including, but not limited to, any right to acquire the security through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to options or warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by that person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Some of the information with respect to beneficial ownership has been furnished to us by each director or officer, as the case may be.

(2)	Includes 72,500 common shares and 144,793 shares issuable upon the exercise of options.
(3)	Includes 10,417 shares issuable upon the exercise of options.
(4)	Includes 52,500 common shares and 31,333 common shares issuable upon the exercise of options.

(5)
Includes 26,832 common shares and 25,083 shares issuable upon the exercise of options. Also includes 208 shares owned by McEnany Holding, Inc. Mr. McEnany is the sole shareholder of McEnany Holding, Inc.

(6)	Includes 13,750 common shares and 101,670 common shares issuable upon the exercise of options.
(7)	Includes 100 common shares and 26,043 common shares issuable upon the exercise of options.
(8)	Includes 26,034 shares issuable upon the exercise of options.
(9)	Includes 15,600 common shares and 29,516 common shares issuable upon the exercise of options.

PROPOSAL NO 1. ELECTION OF DIRECTORS

General Information
Our bylaws presently provide that the authorized number of directors may be fixed by resolution of the Board from time to time, with a minimum of not less than three (3) directors and a maximum of seven (7) directors. The Board will fix the authorized number of directors at five (5) effective as of the date of the annual meeting.

At the Annual Meeting, stockholders will be asked to elect the nominees for director listed below, each of whom is a current member of the Company's Board of Directors.

Nominees for Director
The nominees for director have consented to being named as nominees in this Proxy Statement and have agreed to serve as directors, if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five (5) nominees named below. Dr. Hubert Huckel is not standing for re-election at the 2011 Annual Meeting. If any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election. Each Director who is elected shall hold office until the next Annual Meeting of Stockholders, or until the earlier of their death, resignation or removal, or until such Director’s successor is elected and qualified.

The following sets forth the persons nominated by the Board of Directors for election and certain information with respect to those individuals:

Nominee	Age
J. Melville Engle	61

David W. Carter	72

Patrick J. McEnany	64

Craig W. Moore	67

Robin C. Stracey	53

Biographies

J. Melville Engle	Director since 2009
Mr. Engle joined the Company in April 2009 as Chief Executive Officer.  He was appointed to the Board of Directors in June 2009 and appointed Chairman of the Board of Directors on October 29, 2010.  Prior to joining the Company, Mr. Engle was Chief Executive Officer of Raydiance, Inc., a laser technology company. For six years he served as President and Chief Executive Officer of Dey LP, a $600 million specialty pharmaceutical company, an affiliate of Merck KGaA.  While at Dey, he served as Regional Director, North America, for the Merck Generics Group. He also served as Chairman, President and Chief Executive Officer of Anika Therapeutics, Inc., a publicly traded medical device company, and held senior financial, operations and sales positions at Allergan, Inc. Until September 30, 2011, Mr. Engle served as a member of the board of directors of Oxygen Biotherapeutics (OXBT).  In 2002 the Securities and Exchange Commission advised Mr. Engle it intended to institute a cease and desist proceeding against him alleging violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, and Rules 12b-20, 13a-1, and 13a-13 thereunder, which pertain to the filing of periodic reports without false or misleading statements, proper and accurate recording and accounting for revenue and financial transactions, and establishing and maintaining internal accounting control procedures and processes designed to correctly record and report financial information and prevent fraud.  Without admitting or denying allegations, Mr. Engle agreed under a settlement offer to the entry of an order in January 2003 requiring him to cease and desist from committing or causing any future violations of the statutory provisions and rules noted above and Rule 13b2-1.  Mr. Engle holds a B.S. in Accounting from the University of Colorado and an M.B.A. in Finance from the University of Southern California.  Mr. Engle brings his leadership and healthcare industry experience and deep knowledge of our Company’s business to our Board.

David W. Carter	Director since 2010
Mr. Carter was appointed to the Board of Directors in May 2010.  Mr. Carter has served as the Chief Executive Officer of Origen Therapeutics, a company that develops technology for producing fully human sequence polyclonal antibodies, since November 2009, and serves as President of DaCart, Inc., a business consulting company which he co-founded in 2006.  Previously, Mr. Carter had served as Chairman of the Board of Xenogen from November 1997 through August 2006, and as Xenogen’s Chief Executive Officer from April 2003 through August 2006.  Mr. Carter is a director of ImmunoGen, Inc., (IMGN), Caliper Life Sciences (CALP) and Origen Therapeutics, Inc.  Mr. Carter received a B.A. in history and an M.B.A. from Indiana University.  Mr. Carter brings executive experience and long-term healthcare industry experience and knowledge to our Board. Mr. Carter is one of our independent directors.

Patrick J. McEnany	Director rejoined in 1997
Mr. McEnany rejoined the Board of Directors in 1997. Mr. McEnany is co-founder, Chairman, President and Chief Executive Officer of Catalyst Pharmaceutical Partners, Inc., a specialty pharmaceutical company. Mr. McEnany has served as Catalyst’s Chief Executive Officer (CEO) and a director since its formation in January 2002. From 1991 to April of 1997, Mr. McEnany was Chairman and President of Royce Laboratories, Inc., a Miami, Florida based manufacturer of generic prescription drugs. From 1997 to 1998, after the merger of Royce Laboratories, Inc., into Watson Pharmaceuticals, Inc., Mr. McEnany served as President of the wholly-owned Royce Laboratories subsidiary and Vice President of Corporate Development for Watson Pharmaceuticals, Inc. From 1993 through 1997, he also served as Vice Chairman and director of the National Association of Pharmaceutical Manufacturers. He currently serves on the Board of Directors for Renal CarePartners, Inc., an operator of kidney dialysis centers, and Jackson Memorial Hospital Foundation.  Mr. McEnany brings his long-term experience in the healthcare industry, leadership experience and judgment to the Board. Mr. McEnany is one of our independent directors and serves as our lead independent director.

Craig W. Moore	Director since 2009
Mr. Moore was appointed to the Board of Directors in December 2009.  Mr. Moore has served as director of NxStage (NXTM) since 2002 and currently serves as chairman of their Compensation Committee and a member of their Audit Committee.  From 1986 to 2001, Mr. Moore was Chairman of the Board of Directors and Chief Executive Officer at Everest Healthcare Services Corporation, a provider of dialysis and contract services.  Since 2001, Mr. Moore has acted as a consultant to various companies in the healthcare services industry.  Mr. Moore also spent 13 years with American Hospital Supply/Baxter Healthcare, where he held senior management positions in sales, marketing and business development.  Mr. Moore served as a director of Biologic System Corporation (BLSC) from 1992 thru 2006.  Mr. Moore also serves as a director on several private company boards.  Mr. Moore brings leadership, corporate and healthcare industry experience to our Board. Mr. Moore is one of our independent directors.

Robin C. Stracey	Director since 2011
Mr. Stracey was appointed to the Board of Directors on July 29, 2011. Since December, 2007, Mr. Stracey has been the President and Chief Executive Officer of Cantimer Incorporated, a privately-held company that develops applications for a patented sensor technology platform and in April 2011 was appointed Chairman. From November 2003 to March 2007, Mr. Stracey was Director, President and Chief Executive Officer of Applied Imaging Corporation, a publicly-traded, computer-aided diagnostics company. Previously, Mr. Stracey was the Vice President and General Manager of a Chromatography and Mass Spectrometry business unit of Thermo Electron Corporation, where he was responsible for a business unit providing sophisticated capital equipment and consumables to drug discovery, clinical and life sciences customers worldwide. He also served as a Corporate Vice President of Dade Behring Inc. and the General Manager of Syva Company, a subsidiary of Dade Behring and a leading supplier of specialized diagnostic reagents. Mr. Stracey has a Bachelor of Science degree with honors in life sciences from the University of Nottingham in the United Kingdom. He is a graduate of the Executive Program at the Stanford University Graduate School of Business.  Mr. Stracey brings leadership, corporate and healthcare industry experience to our Board. Mr. Stracey is one of our independent directors.

RECOMMENDATION OF THE BOARD
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTOR MATTERS

General
Our Board of Directors believes that good corporate governance is important to ensure that ThermoGenesis is managed for the long-term benefit of our stockholders.  This section describes key corporate governance guidelines and practices that we have adopted.  Complete copies of our corporate governance guidelines, committee charters and code of ethical conduct described below are available under the investor information section of our website at www.thermogenesis.com.

Board Operating and Governance Guidelines
Our Board of Directors has adopted a number of operating and governance guidelines, including the following:

-	Majority of the members of the board should be independent directors;
-	Formalization of the ability of each committee to retain independent advisors;
-	Performance of an annual assessment of the Board’s performance by the Governance and Nominating Committee;
-	Directors will have open access to the Company’s management; and
-	Independent directors may meet in executive session prior to or after each regularly scheduled Board meeting without management present.

Board Leadership Structure
J. Melville Engle serves as both our Chairman of the Board and CEO. The Board believes independent oversight of management is an important component of an effective board of directors. The Board and its independent members believe the most effective Board leadership structure at the present time is for the CEO to serve as Chairman of the Board. The independent members of the Board believe because the CEO is ultimately responsible for our day-to-day operations and for executing our strategy, and because our performance is an integral part of the deliberations undertaken by the Board, the CEO is the director best qualified to act as our Chairman of the Board. The Board reserves the authority to modify this structure to best address and advance the interests of all stockholders, as and when appropriate.  In addition, Mr. McEnany serves as our lead independent director.

Risk Oversight
The Board has an active role, as a whole and also at the committee level, in overseeing risk management.  The board regularly reviews information regarding the Company’s liquidity and operations, as well as the risks associated with each.  The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.  The Audit Committee oversees management of risks relating to financial reporting, internal controls and compliance with legal and regulatory requirements.  The Governance and Nominating Committee oversees the management of risks associated with corporate governance, the independence of the Board of Directors and potential conflicts of interest.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Governance and Nominating Committee
The Governance and Nominating Committee was formed to address general governance and policy oversight; succession planning; to identify qualified individuals to become prospective Board Members and make recommendations regarding nominations for the Board of Directors; to advise the Board with respect to appropriate composition of Board committees; to advise the Board about and develop and recommend to the Board appropriate corporate governance documents and assist the Board in implementing guidelines; to oversee the annual evaluation of the Board and the Company’s CEO, and to perform such other functions as the Board may assign to the committee from time to time. The Governance and Nominating Committee has a Charter which is available on the Company’s website at www.thermogenesis.com.  The Governance and Nominating Committee consists of three independent directors: Mr. McEnany (Governance and Nominating Committee Chairman), Mr. Carter and Dr. Huckel.

Audit Committee
The Audit Committee of the Board of Directors makes recommendations regarding the retention of the independent registered public accounting firm, reviews the scope of the annual audit undertaken by our independent registered public accounting firm and the progress and results of their work, reviews our financial statements, and oversees the internal controls over financial reporting and corporate programs to ensure compliance with applicable laws. The Audit Committee reviews the services performed by the independent registered public accounting firm and determines whether they are compatible with maintaining the registered public accounting firm's independence. The Audit Committee has a Charter, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. The Audit Committee Charter is available on the Company’s website at www.thermogenesis.com. The Audit Committee consists of three independent directors as determined by NASD listing standards: Mr. Moore (Audit Committee Chairman), Mr. Carter, Dr. Huckel and Mr. McEnany. Mr. McEnany is qualified as an Audit Committee Financial Expert as defined in Regulation S-K Item 407(d)(5)(ii).

Compensation Committee
The Compensation Committee of the Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our CEO & CFO, administers the Company’s stock option plans and other benefit plans, and considers other matters as may, from time to time, be referred to them by the Board of Directors.  The Compensation Committee has a charter which is available on the Company’s website at www.thermogenesis.com.  The members of the Compensation Committee are Mr. Carter (Compensation Committee Chairman), Mr. Moore and Mr. Stracey.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee were at any time an officer or employee of ours. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

Nominations to the Board of Directors
Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the medical device industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

The Board of Directors has a Governance and Nominating Committee. The Board believes given the diverse skills and experience required to grow the Company that the input of all members is important for considering the qualifications of individuals to serve as directors but does not have a diversity policy. Further, the Governance and Nominating Committee believes that the minimum qualifications for serving as director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In fiscal 2011, the Governance and Nominating Committee retained DHR International, Inc. to identify potential Board of Director candidates to ensure that vacancies on the Board are filled on a timely basis with qualified candidates.  Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and the Company are identified and unless such individuals are well known to the Board, they are interviewed and further evaluated by the Governance and Nominating Committee.  Candidates selected by the Governance and Nominating Committee are then recommended to the full Board for their nomination to shareholders. The Governance and Nominating Committee recommends a slate of directors for election at the annual meeting. In accordance with Nasdaq rules, the slate of nominees is approved by a majority of the independent directors.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the Nominating Committee must be sent to Assistant Corporate Secretary, 2711 Citrus Road, Rancho Cordova, California 95742.

Board and Committee Meetings and Attendance
In fiscal 2011, the Board of Directors met seven (7) times, the Audit Committee met five (5) times, the Compensation Committee met four (4) times two of which were joint meeting s with the Governance and Nominating Committee.  Each director attended all of the meetings of the Board of Directors held while serving as a director, except Dr. Huckel who missed three (3) meetings. Each director attended all of the meetings of the committees upon which he served, except Dr. Huckel who missed one audit and one joint compensation and governance and nominating committee meeting.  All Directors, except Dr. Huckel, nominated at the 2010 annual meeting of stockholders attended.  Dr. Huckel will not be standing for re-election at the 2011 annual meeting.  The Board requires all Directors to attend the annual stockholder meeting unless there is an emergency.

Stockholders may send communications to the Board by mail to the Chairman of the Board, ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742.

Section 16(a) Beneficial Ownership Reporting Compliance
Based solely upon a review of Forms 3, 4 and 5 delivered to the Company as filed with the Securities and Exchange Commission, directors and officers of the Company and persons who own more than 10% of the Company's common stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act of 1934.

Legal Proceedings
The Company and its property are not a party to any pending legal proceedings. In the normal course of operations, the Company may have disagreements or disputes with employees, vendors or customers. These disputes are seen by the Company's management as a normal part of business, and there are no pending actions currently or no threatened actions that management believes would have a significant material impact on the Company's financial position, results of operations or cash flows.

Code of Ethics
We have adopted a code of ethics that applies to all employees including our CEO, CFO, Controller or any person performing similar functions. A copy of our code of ethics can be found on our website at www.thermogenesis.com. The Company will report any amendment or wavier to the code of ethics on our website within five (5) days.

COMPENSATION OF DIRECTORS
All of our non-employee directors earned director compensation in 2011 in the form of retainers and meeting fees as set forth in the following table.

Fee	Amount
Annual non-executive chairman of the board retainer	$60,000

Annual lead independent director retainer	$20,000

Quarterly director retainer	$6,000

Annual retainer for chairman of a committee	$5,000

Fee for each board meeting attended	$1,500

Fee for each committee meeting attended	$1,000

In addition, we reimburse our directors for their reasonable expenses incurred in attending meetings of the Board and its committees.

On the first business day of the fiscal year, each of our non-employee directors who have served for one full year automatically receives a nonqualified stock option grant of 15,000 shares.  Upon the initial election of any new non-employee director, the director receives a nonqualified stock option grant of 25,000 shares. In both instances, the exercise price is equal to the closing price of the common stock on the date of grant.  The options have a four year life, vest over three years and continue to vest, even after a director’s service has terminated.

Director Compensation Table
The following table sets forth the compensation received by each of the Company’s non-employee Directors. Each non-employee director is considered independent under NASD listing standards.  Their compensation is described in the Summary Compensation Table below.  Mr. Engle, the Chief Executive Officer of the Company was Chairman of the Board of Directors in fiscal 2011 and received no additional compensation for serving on the Board.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)		Total ($)
Mr. David W. Carter	40,000	43,000	(3)	83,000

Dr. Hubert E. Huckel	91,000	47,000	(3)(4)	138,000

Mr. Patrick J. McEnany	56,000	83,000	(3)(4)(5)	139,000

Mr. Craig W. Moore	37,000	43,000	(3)	80,000

Dr. Mahendra S. Rao, resigned effective July 29, 2011	33,000	47,000	(3)(4)	80,000

(1)
The amounts reported in the Option Awards column are the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board’s Codification topic 718. See Note 1 of notes to Financial Statements set forth in our Annual Report on Form 10-K for fiscal 2011 for the assumptions used in determining such amounts.

(2)	The following table sets forth the aggregate number of option awards held by each non-employee director as of June 30, 2011:

Name	Aggregate Number of Option Awards
Mr. David W. Carter	31,250

Dr. Hubert E. Huckel	55,500

Mr. Patrick J. McEnany	74,250

Mr. Craig W. Moore	31,250

Dr. Mahendra S. Rao	38,750

(3)	$43,000 reflects the grant date fair value of 25,000 options awarded to each of the independent directors on October 29, 2010.
(4)	$4,000 reflects the grant date fair value of the annual option awarded to existing directors who have served for one full year at the time of grant.
(5)	$36,000 reflects the grant of 25,000 shares due to Mr. McEnany’s appointment as Lead Independent Director and reflects the grant date fair value of this award.

EXECUTIVE OFFICERS

Set forth below is information about the executive officers of the Company:

Name	Position	Age
Mr. J. Melville Engle	Chief Executive Officer	61

Mr. Matthew T. Plavan	Chief Financial Officer & Executive Vice President, Business Development	47

Mr. Jorge Artiles	VP, Regulatory & Scientific Affairs, Chief Quality Officer	51

Mr. Hal Baker	VP, Commercial Operations	62

Mr. Ken Pappa	VP, Engineering and Manufacturing	50

Executive officers serve at the pleasure of the Board. There are no family relationships between any of the directors, executive officers or key employees.

Biographies
The biography for Mr. Engle can be found under Proposal 1 – Election of Directors.

Mr. Matthew Plavan joined ThermoGenesis in May of 2005 as Chief Financial Officer and currently is our Chief Financial Officer and Executive Vice President, Business Development.  He has previously served as interim Chief Executive Officer and Chief Operating Officer.  Effective July 1, 2010, he transitioned to his current role serving as Chief Financial Officer, Executive Vice President, Business Development.  Before joining the Company, Mr. Plavan served from 2002 to 2005 as Chief Financial Officer of StrionAir, Inc., an air purification product development and marketing company. Prior to that, Mr. Plavan was the Chief Financial Officer for a wireless device management company, Reason Inc., from 2000 to 2002. During the preceding seven years, 1993 through 2000, Mr. Plavan served in a number of key financial and operating leadership roles within McKesson and McKesson-acquired companies, including most recently, Vice President of Finance for a $300 million ehealth division. Prior to that, Mr. Plavan was an audit manager in the Audit and Risk Advisory Services group of Ernst & Young LLP. Mr. Plavan became a Certified Public Accountant in 1992. Mr. Plavan earned his bachelor's degree in business economics from the University of California at Santa Barbara.

Mr. Jorge Artiles joined ThermoGenesis in October 2009 as Vice President, Chief Quality and Regulatory Affairs Officer.  In March 2011, he was promoted to Vice President, Regulatory & Scientific Affairs, Chief Quality Officer.  From 2007 until joining ThermoGenesis, Mr. Artiles served as Vice President, Quality Assurance & Regulatory Affairs at Physio Control, a division of Medtronic.  From December 2005 to February 2007, Mr. Artiles was Vice President, Quality Assurance & Regulatory Affairs for Cytyc Surgical Products.  He holds a BS in Industrial Technology from San Jose State University, an MS in Quality Assurance/Industrial Technology from San Jose State University and is an ASQ Certified Quality Engineer.

Mr. Harold (Hal) Baker joined ThermoGenesis in August 2009 as Vice President of Sales and was appointed Vice President of Commercial Operations in November 2009.  From 2006 to 2009, Mr. Baker was Vice President, Global Sales for Hygenic Corporation.  He was at Pall Corporation serving as Senior Vice President, Global Marketing from 2004 to 2005 and Senior Vice President, US Commercial Operations from 2001 to 2004.  Mr. Baker has a BA in Political Science from Miami University (Oxford, Ohio) and a MA in Political Science from Kent State University.

Mr. Ken Pappa joined ThermoGenesis in April 2006 as Director of Finance and was promoted to Senior Director of Finance.  In January 2009, he was appointed Senior Director of Internal Operations and in December 2009 was promoted to Vice President of Manufacturing.  In March 2011, Mr. Pappa was designated as the Interim Vice President of Engineering along with maintaining his existing role of Vice President of Manufacturing and in September 2011 he was appointed Vice President of Manufacturing and Engineering.  Prior to joining ThermoGenesis, Mr. Pappa held various positions with Hewlett Packard–Agilent Technologies including Manufacturing Controller and Senior Operations Manager.  Mr. Pappa has a BS in Business Administration-Accounting and a MBA from San Jose State University.  Mr. Pappa became a Certified Public Accountant in 1988.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with management and recommends that the Compensation Discussion and Analysis section be included in this proxy statement and included or incorporated by reference in the Company’s Annual Report on Form 10-K.

Respectfully Submitted,
THERMOGENESIS CORP.
COMPENSATION COMMITTEE

Mr. David Carter, Chairman
Mr. Craig W. Moore
Mr. Robin C. Stracey
Independent Directors of the Company

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the material elements of the Company’s compensation programs as they relate to our executive officers who are listed in the compensation tables appearing elsewhere in this proxy statement. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes, but also describes other arrangements and actions taken since the end of fiscal 2011 to the extent such discussion enhances the understanding of our executive compensation for fiscal 2011. Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2011, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers” or “NEOs”.

Overview of Compensation Committee Role and Responsibilities
The Compensation Committee of the Board of Directors oversees our compensation plans and policies, reviews and approves all decisions concerning the Chief Executive Officer and Chief Financial Officer’s compensation, which may further be approved by the Board, and administers our stock option and equity plans, including reviewing and approving stock option grants and equity awards under the plans. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors.

Management plays a role in the compensation-setting process. The most significant aspects of management’s role are to evaluate employee performance and recommend salary levels and equity compensation awards. Our Chief Executive Officer often makes recommendations to the Compensation Committee and the Board concerning compensation for other executive officers. Our Chief Executive Officer is a member of the Board but does not participate in Board decisions regarding any aspect of his own compensation.  The Compensation Committee can retain independent advisors or consultants and has done so in the past.

Compensation Committee Process
The Compensation Committee reviews executive compensation upon the signing of an employment agreement, an increase in responsibilities or other factors. With respect to equity compensation awarded to other employees, the Compensation Committee or the Board grants stock options, often after receiving a recommendation from our Chief Executive Officer. The Compensation Committee also evaluates proposals for incentive and performance equity awards, and other compensation.

Compensation Philosophy
The Compensation Committee emphasizes the important link between the Company’s performance, which ultimately affects stockholder value, and the compensation of its executives. Therefore, the primary goal of the Company’s executive compensation policy is to align the interests of the executive officers with the interests of the stockholders. In order to achieve this goal, the Company attempts to, (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to the long-term success of the Company and reward them for their efforts in ensuring the success of the Company, (ii) align the Company's compensation programs with the Company's long-term business strategies and objectives, and (iii) provide variable compensation opportunities that are directly linked to the Company's performance and stockholder value, including an equity stake in the Company.  Our named executive officers’ compensation utilizes two primary components - base salary and long-term equity compensation - to achieve these goals.  There have been no bonus plan pay-outs as we have not yet achieved profitability, a prerequisite for pay-out per our historical bonus plans.  Additionally, the Compensation Committee may award discretionary bonuses to certain executives based on the individual’s contribution to the achievement of the Company’s strategic objectives.

Setting Executive Compensation
We set executive base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives.

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, our company’s overall performance and compensation packages available in the marketplace for similar positions.  In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation.  The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation and between annual and long-term compensation.  In the first quarter of fiscal 2012, the Compensation Committee retained Radford to conduct a review of cash and equity compensation for our leadership team.  The Company has entered into employment agreements with Mr. Engle, our CEO and Mr. Plavan, our CFO and EVP, Business Development. Except for Mr. Engle and Mr. Plavan, the Company does not generally enter into employment agreements.

Base Salary
The Company provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Subject to the provisions contained in employment agreements with executive officers concerning base salary amounts, base salaries of the executive officers are established based upon compensation data of comparable companies in our market, the executive’s job responsibilities, level of experience, individual performance and contribution to the business. We believe it is important for the Company to provide adequate fixed compensation to highly qualified executives in our competitive industry. In making base salary decisions, the Compensation Committee uses its discretion and judgment based upon personal knowledge of industry practice but does not apply any specific formula to determine the base salaries for the executive officers.

Chief Executive Officer.  In April 2009, the Company entered into an employment agreement with Mr. Engle whereby Mr. Engle agreed to serve as Chief Executive Officer. The agreement provided a base salary rate of $350,000 per year subject to annual increases as may be determined.  The Compensation Committee did not adjust Mr. Engle’s base salary in fiscal 2011. In August 2011, the Company extended Mr. Engle’s employment agreement for an additional term of two years.  The agreement provides for a base salary of $425,000.

Chief Financial Officer and EVP, Business Development.  In May 2008, at the conclusion of the existing employment agreement, the Company entered into an employment agreement with Mr. Plavan whereby Mr. Plavan agreed to continue to serve as Chief Financial Officer. The agreement provided for a base salary rate of at least $275,000 per year, subject to annual increases as may be determined. Effective August 1, 2009, the Compensation Committee increased Mr. Plavan’s annual salary to $300,000 in recognition of his demonstrated leadership, tenure and additional duties.  Effective June 1, 2011, at the conclusion of the existing employment agreement, the Company entered into an employment agreement with Mr. Plavan for the term of three years. The agreement provides for a base salary rate of $315,000.

Vice President of Regulatory and Scientific Affairs, Chief Quality Officer.  In October 2009, Mr. Artiles joined the Company with an annual base salary of $245,000. In March 2011, Mr. Artiles was appointed head of Scientific Affairs, as the Vice President of Regulatory and Scientific Affairs, Chief Quality Officer. The Compensation Committee adjusted his annual salary to reflect this change in responsibilities to $270,000.

Vice President, Commercial Operations.  In August 2009, Mr. Baker joined the Company as Vice President of Sales with an annual base salary of $250,000. Effective June 30, 2011, the Compensation Committee adjusted Mr. Baker’s salary to $262,500 due to his performance and industry expertise and experience.

Vice President of Engineering.  In August 2008, Mr. Shavit joined the Company as Vice President of Research and Development with an annual base salary of $200,000.  In March 2009, Mr. Shavit was appointed Vice President of Engineering and his annual salary was increased to $215,000.  The Compensation Committee did not adjust Mr. Shavit’s base salary in fiscal 2010.  In March of 2011, Mr. Shavit was severed from the Company and received $54,000 for severance.

Vice President of Manufacturing and Engineering.  In December 2009, Mr. Pappa was appointed Vice President of Manufacturing and his annual salary was increased to $215,000. In March 2011, Mr. Pappa was designated as the Interim Vice President of Engineering along with maintaining his existing role of Vice President of Manufacturing and in September 2011 he was appointed Vice President of Manufacturing and Engineering and his salary was adjusted to $245,000.

401(k) Plan
The Company maintains a retirement savings plan, or 401(k) Plan, for the benefit of our executives and employees. Our 401(k) Plan is intended to qualify as a defined contribution arrangement under the Internal Revenue Code (Code). Participants may elect to defer a percentage of their eligible pretax earnings each year or contribute a fixed amount per pay period up to the maximum contribution permitted by the Code. All participants’ plan accounts are 100% vested at all times. All assets of our 401(k) plan are currently invested, subject to participant-directed elections, in a variety of mutual funds chosen from time to time by the Plan Administrator. Distribution of a participant’s vested interest generally occurs upon termination of employment, including by reason of retirement, death or disability. Historically, we have not made matching contributions to the 401(k) Plan.

Perquisites and Other Personal Benefits
The Company’s executive officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, life and disability insurance. Relocation benefits also are reimbursed and are individually negotiated when they occur. The Company reimburses each executive officer for all reasonable business and other expenses incurred by them in connection with the performance of their duties and obligations. The Company does not provide named executive officers with any significant perquisites or other personal benefits.

Accounting and Tax Considerations
Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation.” To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals and due to the Company’s substantial net operating loss carry forwards, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of the Company and its shareholders.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table
The following table sets forth certain information regarding the compensation paid to our named executive officers for all of the services they rendered to the Company.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
J. Melville Engle	2011	350,000		--		--	210,000	17,000	(2)	577,000
Chief Executive Officer	2010	350,000		--		--	91,000	21,000	(2)	462,000
	2009	73,000	(3)	--		--	237,000	4,000	(4)	314,000

Matthew T. Plavan	2011	301,000		89,000	(5)	68,000	92,000	--		550,000
CFO & EVP, Business	2010	298,000		--		--	110,000	--		408,000
Development	2009	275,000		30,000		8,000	60,000	7,000	(6)	380,000

Jorge Artiles	2011	253,000		--		--	69,000	--		322,000
V.P., regulatory & Scientific Affairs, Chief Quality Officer	2010	170,000	(3)	89,000	(7)	--	95,000	94,000	(8)	448,000

Hal Baker	2011	250,000		178,000	(9)	--	69,000	8,000	(10)	505,000
V.P., Commercial Operations	2010	221,000	(3)	65,000	(11)	--	97,000	7,000	(10)	390,000

Ken Pappa	2011	215,000		--		--	35,000	--		250,000
V.P., Engineering & Manufacturing

Moni Shavit	2011	149,000		--		--	69,000	59,000	(12)	277,000
Former V.P., Engineering	2010	215,000		--		--	54,000	3,000	(13)	272,000
	2009	178,000	(3)	50,000	(14)	--	74,000	25,000	(13)	327,000

(1)
The amounts reported in the Option Awards column are the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board’s Codification topic 718. See Note 1 of notes to Financial Statements set forth in our Annual Report on Form 10-K for fiscal 2011 for the assumptions used in determining such amounts.

(2)	Includes $15,000 for an auto allowance.
(3)	Represents payment for a partial year of employment.
(4)	Represents payment for an auto allowance.
(5)	Represents a retention bonus of $50,000 and a gross-up for taxes of $39,000.
(6)	Represents accrued vacation pay.
(7)	Represents a hiring bonus of $50,000 and a gross-up for taxes of $39,000.
(8)	Represents $8,000 reimbursement of living expenses for temporary housing, $50,000 related to relocation activities and $36,000 tax gross-up as per Mr. Artiles offer letter.
(9)	Represents $89,000 commission payments as Vice President of Commercial Operations and $50,000 as a retention bonus with a gross-up for taxes of $39,000.
(10)	Represents payments for an auto allowance.
(11)	Represents commission payments as Vice President of Commercial Operations.
(12)	Includes $54,000 of severance payments.
(13)	Represents reimbursement of living expenses for temporary housing.
(14)	Represents a hiring bonus.

Grants of Plan-Based Awards for 2011
The following table provides information relating to stock and options awarded during the fiscal year ended June 30, 2011.

Name	Grant Date	Date of Meeting	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)(1)	Grant Date Fair Value of Stock and Option Awards ($)
J. Melville Engle	10/29/10	10/29/10(2)	--	50,000	3.03	94,000
	2/15/11	6/9/10(3)	--	62,500	2.88	115,000

Matthew Plavan	2/15/11	6/9/10(3)	--	50,000	2.88	92,000
	6/01/11	4/29/11(4)	30,000	--	--	68,000

Jorge Artiles	2/15/11	6/9/10(3)	--	37,500	2.88	69,000

Hal Baker	2/15/11	6/9/10(3)	--	37,500	2.88	69,000

Ken Pappa	2/15/11	6/9/10(3)	--	18,750	2.88	35,000

Moni Shavit	2/15/11	6/9/10(3)	--	37,500	2.88	69,000

(1)
The exercise price of the options is equal to the closing market price of the common stock on the grant date, after giving effect to the 1-for-4 reverse stock split which was effective at the close of business on August 26, 2010.

(2)	The option award shown vests one-fourth October 29, 2011, one-fourth October 29, 2012, one-fourth October 29, 2013 and one-fourth October 29, 2014.
(3)
At the June 9, 2010 Compensation Committee meeting, the grant date of the option awards was set as February 15, 2011.  The option awards shown vest one-fourth February 15, 2012, one-fourth February 15, 2013, one-fourth February 15, 2014 and one-fourth February 15, 2015.

(4)
At the April 29, 2011 Compensation Committee meeting, the grant date of the restricted stock awards was set as June 1, 2011, the effective date of the new contract.  The awards vest in three equal installments on June 1, 2012, 2013 and 2014.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information about outstanding option and stock awards held by the named executive officers as of June 30, 2011. The awards granted in fiscal 2011 are also disclosed in the Grants of Plan-Based Awards Table. The grant date fair value of the awards granted in fiscal 2009, 2010 and 2011 is disclosed in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)
J. Melville Engle	116,668	58,332	(1)	2.32	4/16/13
	15,625	46,875	(2)	2.32	6/10/15
	--	50,000	(3)	3.03	10/29/15
	--	62,500	(4)	2.88	2/15/16

Matthew Plavan	22,500	--		16.04	5/31/12
	43,750	--		9.24	8/10/11
	25,000	--		5.92	5/31/12
	8,334	4,166	(5)	2.24	1/9/13
	16,668	8,332	(6)	3.08	1/30/13
	8,334	16,666	(7)	2.54	7/30/13
	12,500	37,500	(2)	2.32	6/10/15
	--	50,000	(4)	2.88	2/15/16
						30,000	(8)	$60,000

Jorge Artiles	8,334	16,666	(9)	2.68	10/19/13
	9,375	28,125	(2)	2.32	6/10/15
	--	37,500	(4)	2.88	2/15/16

Hal Baker	8,334	16,666	(10)	2.88	8/10/13
	9,375	28,125	(2)	2.32	6/10/15
	--	37,500	(4)	2.88	2/15/16

Ken Pappa	6,750	--		9.24	8/10/11
	244	--		11.52	5/16/12
	1,250	--		17.68	6/12/12
	5,000	2,500	(6)	3.08	1/30/13
	6,250	12,500	(7)	2.54	7/30/13
	5,834	11,666	(11)	2.28	2/8/14
	4,688	14,062	(2)	2.32	6/10/15
	--	18,750	(4)	2.88	2/15/16

(1)	58,332 options to vest on April 16, 2012.
(2)	One-third vests on each of June 10, 2012, June 10, 2013 and June 10, 2014.
(3)	One-fourth vests on each of October 29, 2011, October 29, 2012, October 29, 2013 and October 29, 2014.
(4)	One-fourth vests on each of February 15, 2012, February 15, 2013, February 15, 2014 and February 15, 2015.
(5)	Vests on January 9, 2012.
(6)	Vests on January 30, 2012.
(7)	One-half vests on each of July 30, 2011 and July 30, 2012.
(8)	One-third vests on each of June 1, 2012, June 1, 2013 and June 1, 2014.
(9)	One-half vests on each of October 19, 2011 and October 19, 2012.
(10)	One-half vests on each of August 10, 2011 and August 10, 2012.
(11)	One-half vests on each of February 8, 2012 and February 8, 2013.

Potential Payments upon Termination or Change in Control
Our named executive officers have certain change of control rights under employment agreements or current company policy.  The Compensation Committee considers these policies to provide the named executive officers with the ability to make appropriate, informed decisions on strategy and direction of the Company that may adversely impact their particular positions, but nevertheless are appropriate for the Company and its shareholders. Our Compensation Committee believes that companies should provide reasonable severance benefits to employees, recognizing that it may be difficult for them to find comparable employment within a short period of time and that severance arrangements may be necessary to attract highly qualified officers in a competitive hiring environment.

The following tables describe the potential payments upon a hypothetical termination without cause or due to a change in control of the Company on June 30, 2011 for the NEO’s. The actual amounts that may be paid upon an executive’s termination of employment can only be determined at the actual time of such termination.

Termination without Cause
Name	Salary		Heath Benefits	Total
J. Engle	$263,000	(1)	--	$263,000

M. Plavan	$315,000	(2)	--	$315,000

J. Artiles	$135,000	(3)	$15,000	$150,000

H. Baker	$132,000	(3)	$12,000	$144,000

K. Pappa	$108,000	(3)	$11,000	$119,000

Change in Control(4)
Company policy provides for selected Executive Officers and Vice Presidents to receive a one-time payment equal to twelve months base salary in the event there is a Change in Control and the participant continues to work in their current position with no significant changes.  Furthermore, if the NEO is terminated as a result of the Change in Control, they will receive an additional six months salary as shown in the schedule below.

	Upon Change in Control:	And if Terminated:
Name	12 Months Base Salary	6 Months Salary	Health Benefits	Total
J. Engle	$350,000	$175,000	--	$525,000

M. Plavan	$315,000	$158,000	--	$473,000

J. Artiles	$270,000	$135,000	$15,000	$420,000

H. Baker	$263,000	$132,000	$12,000	$407,000

K. Pappa	$215,000	$108,000	$11,000	$334,000

(1)	Payable in biweekly installments for nine months.
(2)	Payable in biweekly installments for one year.

(3)	Payable in a lump-sum payment.
(4)
This table does not include an estimate for the acceleration of vesting of stock options upon a change in control as this benefit is available to all employees with outstanding stock options as provided in the Equity Plans at the discretion of the Plan Administrator.

Under the employment agreements of Mr. Engle and Mr. Plavan “cause” is defined as:
i)	willful or habitual breach of Executive’s duties;
ii)	fraud, dishonesty, deliberate injury or intentional material misrepresentation by Executive to Employer or any others;
iii)	embezzlement, theft or conversion by Executive;
iv)	unauthorized disclosure or other use of Employer’s trade secrets, customer lists or confidential information;
v)	habitual misuse of alcohol or any non-prescribed drug or intoxicant;
vi)	willful misconduct that causes material harm to Employer,
vii)	willful violation of any other standards of conduct as set forth in Employer’s employee manual and policies,
viii)	conviction of or plea of guilty or nolo contendere to a felony or misdemeanor involving moral turpitude,
ix)
continuing failure to communicate and fully disclose material information to the Board of Directors, the failure of which would adversely impact the Company or may result in a violation of state or federal law, including securities laws, or

x)	debarment by any federal agency that would limit or prohibit Executive from serving in his capacity for Employer under this Agreement.

Under each employment agreement and the Company’s Executive Change of Control Policy, “change of control” means an event involving one transaction or a related series of transaction in which one of the following occurs:
i)	the Company issues securities equal to 33% or more of the Company’s issued and outstanding voting securities, determined as a single class;
ii)	the Company issues securities equal to 33% or more of the issued and outstanding common stock of the Company in connection with a merger, consolidation or other business combination;
iii)	the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving company; or
iv)	all or substantially all of the Company’s assets are sold or transferred.

Long-term Equity Compensation
The Compensation Committee provides the Company’s executive officers with long-term equity compensation in the form of stock option grants or restricted stock grants under the Company’s 2006 Equity Incentive Plan (the “Equity Plan”). The ability to provide equity incentives, through the granting of stock options and other equity-based compensation, gives the Compensation Committee the ability to create a combination of cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals by executives and employees. The Compensation Committee believes that stock based compensation provides the Company’s executive officers with the opportunity to maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s common stock, thereby motivating the executive to maximize long-term stockholder value. It is the Company's practice to grant options or restricted stock from time to time to executive officers at the fair market value of the Company’s common stock on the date of grant. The option grants also place what can be a significant element of compensation at risk, because stock options have value for the executive only if the market price of the Company’s stock increases above the fair market value on the grant date and the executive remains in the Company’s employ for the period required for the shares to vest. The Compensation Committee considers each grant subjectively, considering factors such as the individual performance of the executive officer, the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals and the need to retain key employees. The number of stock options or restricted stock shares granted to other executives in prior years and the total number of shares available for issuance under the Equity Plans are also taken into consideration.

Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, in response to changes in industry practices and, occasionally, to achieve equity within a peer group. The Compensation Committee may, however, grant additional stock options to executives and employees for other reasons. Awards of equity-based compensation are not routinely made but may occur throughout the year. Stock options granted to the named executive officers have vesting schedules ranging from three to four years. Generally, we do not time the granting of our options or awards with any favorable or unfavorable news released by the Company, except that on occasion, the Compensation Committee times the grant to occur after information concerning the Company is publicly released.

Although the Company has historically only issued stock options and restricted shares, it may in the future grant stock appreciation rights, or other equity-based compensation as permitted in the Equity Plans and as determined appropriate by the Compensation Committee.

On October 29, 2010, upon his appointment as Chairman of the Board, Mr. Engle was granted a five-year stock option to purchase 50,000 shares.  In determining the amount of the grant, the Compensation Committee took into account Mr. Engle’s position and current outstanding stock options.

Effective June 1, 2011, concurrent with his new employment agreement, Mr. Plavan was granted 30,000 shares of restricted stock.  In determining the amount of the grant, the Compensation Committee took into account Mr. Plavan’s position, his performance and his existing options and potential gains.

In June 2010, management prepared an analysis of stock-based compensation for executives, vice presidents, director level and other key employees.  In preparation for this analysis, the Company’s peer group was reviewed and updated.  This peer group was based upon certain criteria including financial metrics and similarity of markets served.  The companies comprising our updated peer group are:  Cytori, Orthovita, Cepheid, CryoLife, Abiomed, Cardiovascular Systems, Immunomedics, Osiris, Cerus, Vision Sciences, Inc. and Orthofix.  The analysis compared each individual’s three year projected gain based on existing stock grants and stock price increase assumptions utilizing our peer group’s experience.  Management proposed a five-year grant for each executive to narrow the gap between our executive’s potential gain and that of the average gain for comparable executives from certain peer group companies.  In order to minimize the impact on near term profitability and dilution, 50% of the grants were effective June 10, 2010 and the other 50% were set to be granted on February 15, 2011, after the release of our fiscal 2011 second quarter financial results.  The exercise price for the second traunch was set at the closing stock price on February 15, 2011.

Bonuses
The bonus component of executive compensation is designed to reflect the Compensation Committee’s belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. The bonus is intended to motivate and reward executive officers by allowing the executive officers to directly benefit from the success of the Company. We have not historically paid any automatic or guaranteed bonuses to our executive officers as we have not obtained profitability. However, we have from time to time paid signing, retention or other bonuses to particular executive officers. Our two executive employment contracts provide generally for a discretionary bonus of up to 35% of the executive’s base salary, which is to be determined by the Compensation Committee based on individual performance criteria and Company achievement of profitability during the year.

In July 2009, the Compensation Committee approved the Management Bonus Plan (MBP) whose purpose is to align the Corporate and Management focus and to reward and retain high performers.  The MBP is an objective-based, results-oriented program that is driven by corporate objectives and is paid out by overall corporate and individual performance.  The Plan consists of a measure of corporate and personal objectives, an “At Plan” bonus rate and a multiplier methodology that measures a payout at the end of the fiscal year.  A condition of the original plan was no bonuses are to be paid unless the Company achieves profitability.  As the Company did not attain profitability in fiscal 2011, no bonuses were earned or paid out under the MBP.  In July 2011, effective for fiscal 2012, the MBP was revised to provide for a payout if the Company attains at least 90% of its Financial Corporate objectives during the fiscal year.  The Financial Corporate objective will be comprised of three equally important key components, per the approved Annual Budget:  A) Net Sales; B) Operating profit/loss (pre-tax) and C) Cash Flow.

In fiscal 2011, the Compensation Committee awarded discretionary retention bonuses to Mr. Plavan and Mr. Baker of $89,000 each.  The amount of the bonus was based on the executive’s performance and the amount of discretionary bonuses paid to other NEOs in previous years. In fiscal 2012, the Board of Directors awarded a discretionary retention bonus of $125,000 to Mr. Engle, incident to his contract extension. The amount of the bonus was based on Mr. Engle’s experience and the amount of discretionary bonuses paid to the other NEOs.

Risk Assessment
We do not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.  We believe our approach to goal setting and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives.  We believe we have allocated our compensation among base salary and short-and long-term compensation opportunities in such a way as to not encourage risk-taking.  The multi-year vesting of our equity awards are intended to properly account for the time horizon of risk.  Our insider trading policy prohibits short selling of our Company’s stock or the purchase or sale of puts or calls for speculative purposes.

EQUITY COMPENSATION PLANS
.
The following table provides information for all of the Company’s equity compensation plans and individual compensation arrangements in effect as of June 30, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1)) (c)
Equity compensation plans approved by security holders	1,494,807	$3.75	552,877
Equity compensation plans not approved by security holders	--		--
Total	1,494,807		552,877

(1)
Under the Company’s 2006 Equity Incentive Plan, the number of shares of common stock equal to six percent (6%) of the number of outstanding shares of the Company are authorized to be used.  Under this provision, the number of shares available to grant for awards will increase at the beginning of each fiscal year if options were granted or additional shares of common stock were issued in the preceding fiscal year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the financial reporting process for the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee (i) reviews the financial statements, (ii) reviews management's results of testing of the internal controls over the financial reporting process, (iii) reviews and concurs with managements appointment, termination or replacement of the Chief Financial Officer, (iv) consults with and reviews the services provided by the Company’s independent registered public accounting firm and makes recommendations to the Board of Directors regarding the selection of the independent registered public accounting firm, and (v) reviews reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies. The Company's management has primary responsibility for preparing the financial statements and establishing the Company's financial reporting process and internal control over financial reporting. Company management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The Company's independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles. Depending on the reporting status of the Company, the independent registered public accounting firm may also be responsible for issuing a report on the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibilities include oversight of these processes.

In accordance with Statements on Auditing Standards (SAS) No. 61 (codification of Statements on Auditing Standards, AU§ 380), as adopted by the Public Company Oversight Board in Rule 3200T, the audit committee had discussions with management and the independent registered public accounting firm regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company and its management and the independent registered public accounting firm provided the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) Rule 3526, “Communication with Audit Committees Concerning Independence” and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

On an annual basis, the Audit Committee obtains from the independent registered public accounting firm a written communication delineating all their relationships and professional services as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”. In addition, review with the independent registered public accounting firm the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the independent registered public accounting firm.

The Audit Committee has also met and discussed with the Company’s management, and its independent registered public accounting firm, issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company and the selection of the Company’s independent registered public accounting firm. In addition, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the specific results of audit investigations and examinations and the independent registered public accounting firm’s judgments regarding any and all of the above issues.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2011, for filing with the Securities and Exchange Commission.

Respectfully submitted,
THERMOGENESIS CORP.
AUDIT COMMITTEE

Mr. Craig Moore, Chairman
Mr. David Carter
Dr. Hubert Huckel
Mr. Patrick McEnany

Independent Directors of the Company

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	Fiscal 2011	Fiscal 2010
Audit Fees(1)	$434,000	$492,000
Audit-related(2)	--	--
Tax Fees(3)	18,000	20,000
All Other Fees(4)	9,000	--
Total Fees	$461,000	$512,000

(1)
The audit fees for fiscal 2011 and fiscal 2010 consisted of fees for the audit of our financial statements, the audit of our internal control over financial reporting (in fiscal 2010), the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	There were no fees for audit-related services by Ernst & Young LLP for the fiscal years ended June 30, 2011 and 2010.
(3)	Tax fees consist of fees for tax compliance, which relate to the preparation of federal and state tax returns.
(4)
All other fees consist of fees for other permissible work performed by Ernst & Young LLP that does not meet with the above category descriptions.  The fees in fiscal 2011 were for services rendered by tax personnel to assist the Company with the grant application for funding from the Department of Health and Human Services for qualifying therapeutic products. There were no fees for other services by Ernst & Young LLP for the fiscal year ended June 30, 2010.

The Audit Committee pre-approves all audit and non-audit services to be performed by the independent registered public accounting firm in accordance with the Audit Committee Charter.

PROPOSAL NO. 2. RATIFICATION OF ERNST & YOUNG, LLP.

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2012. EY also served as the Company’s independent registered public accounting firm for our 2011 fiscal year. The Board of Directors concurs with the appointment and is submitting the appointment of EY as our independent registered public accounting firm for stockholder ratification at the annual meeting.

A representative of EY is expected to be present at the annual meeting. The EY representative will have an opportunity to make a statement if he or she wishes to do so and will be available to respond to appropriate questions from stockholders.

Our Bylaws do not require that the stockholders ratify the appointment of EY as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain EY, but may retain EY in any event. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

RECOMMENDATION OF THE BOARD
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT THERMOGENESIS ANNUAL MEETING

Proposals by stockholders intended to be presented at the 2012 Annual Meeting of Stockholders must be received by us not later than July 18, 2012, for consideration for possible inclusion in the proxy statement relating to that meeting. All proposals must meet the requirements of Rule 14a-8 of the Exchange Act.

For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph), but is instead intended to be presented directly at next year's annual meeting, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on October 12, 2012, and advises stockholders in the next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on October 12, 2012.

Notices of intention to present proposals at the 2012 Annual Meeting should be addressed to the Assistant Corporate Secretary, ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ADDITIONAL INFORMATION

The Annual Report on Form 10-K for the fiscal year ended June 30, 2011, including audited consolidated financial statements, has been mailed to stockholders concurrently with this proxy statement, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. The Company is required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. The public can obtain copies of these materials by visiting the SEC’s Public Reference 100 F Street, N.E., Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330, or by accessing the SEC’s website at www.sec.gov.

Additional copies of the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2011, will be provided to stockholders without charge upon request. Stockholders should direct any such requests to ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742, Attention: Assistant Corporate Secretary.

TRANSACTIONS OF OTHER BUSINESS AT THE THERMOGENESIS ANNUAL MEETING

We do not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein. If any other matters properly come before the meeting, including adjournment, it is intended that the proxies will be voted in respect thereof in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE ANY PROXY IF SO DESIRED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

/s/ David C. Adams
Mr. David C. Adams
Corporate Secretary

October 18, 2011
Rancho Cordova, California

IMPORTANT ANNUAL MEETING INFORMATION    Electronic Voting Instructions You can vote by Internet or telephone Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 9, 2011. Vote by Internet Log on to the Internet and go to  www.envisionreports.com/KOOL  • Follow the steps outlined on the secured website.  Vote by telephone  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone  telephone. There is NO CHARGE to you for the call.  Using a black ink pen, mark your votes with an X as shown in  Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: For  Withhold 01 - J. Melville Engle* 02 - Patrick J. McEnany*  04 - Craig W. Moore* 05 - Robin C. Stracey*  * Each to serve until the Annual Meeting of Stockholders for the fiscal year 2012.  For   Against Abstain 2. To ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012.       Non-Voting Items Change of Address — Please print new address below.For  Withhold For  Withhold 03 - David W. Carter*   3. In their discretion, the proxies are authorized to vote upon such other  business as may properly come before the Meeting, including adjournment.  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below  Please sign exactly as name appears. When shares are held by joint tenants or more than one person, all owners should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. 01E1GA Signature 1 — Please keep signature within the box.    Signature 2 — Please keep signature within the box.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ThermoGenesis Corp.	Common Stock

2711 Citrus Road
Rancho Cordova, CA 95742
Telephone (916) 858-5100

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints J. Melville Engle and Matthew T. Plavan as proxies, each with full power to appoint substitutes, and hereby authorizes  them or either of them to represent and to vote as designated below, all the shares of common stock of ThermoGenesis Corp. held of record by the  undersigned as of October 18, 2011, at the Annual Meeting of Stockholders to be held at Sacramento Marriott, Rancho Cordova, located at 11211 Point East Dr., Rancho Cordova, Ca. 95742, at 9:00 a.m., (PST), on December 9, 2011, and any adjournments or postponements thereof, and hereby ratifies all that said attorneys and proxies may do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO OTHER BUSINESS WHICH PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE READ, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

IMPORTANT ANNUAL MEETING INFORMATION

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
ThermoGenesis Corp. Stockholder Meeting to be Held on December 9, 2011

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and Form 10-K to shareholders are available at:

www.envisionreports.com/KOOL

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/KOOL to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before November 29, 2011 to facilitate timely delivery.

Stockholder Meeting Notice

ThermoGenesis Corp.’s Annual Meeting of Stockholders will be held on December 9, 2011 at 11211 Point East Dr., Rancho Cordova, Ca. 95742, at 9:00 a.m. (PST).

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:
1.	Election of Directors to serve until the Annual Meeting of Stockholders for the fiscal year 2012:
01 - J. Melville Engle, 02 - Patrick J. McEnany, 03 - David W. Carter, 04 - Craig W. Moore, and 05 - Robin C. Stracey.

2.	To ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

à
Internet - Go to www.envisionreports.com/KOOL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

à
Telephone - Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

à
Email - Send email to investorvote@computershare.com with “Proxy Materials ThermoGenesis Corp.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by November 29, 2011.